UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: April 15, 2005
(Date of earliest event reported)

POWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization) 8550 Mosley Drive Houston, Texas (Address of Principal Executive Offices)	001-12488 (Commission File Number)	88-0106100 (I.R.S. Employer Identification Number) 77075-1180 (Zip Code)

(713) 944-6900

(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Action (17CFR240.14D-2(b))
           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 15, 2005, at its regular meeting following the annual meeting of stockholders, the board of directors of Powell Industries, Inc. (the "Company"), accepted the resignation of the Corporate Controller, Mr. Robert Gregory. Mr. Gregory expressed no disagreements with the Company in tendering his resignation.

At the same meeting, the board appointed Milburn Honeycutt to the position of Corporate Controller. Mr. Honeycutt is 41 years old. From October 2003 until he joined the Company, Mr. Honeycutt served as Corporate Controller and Vice President of Synagro Technologies, Inc. From April 2002 until his employment with Synagro Technologies, Inc., he was Senior Vice President of Comfort Systems USA, Inc., and from February 1997 to April 2002, he was Vice President and Corporate Controller of Comfort Systems USA, Inc.

(c) Exhibits:    NONE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 19, 2005	POWELL INDUSTRIES, INC. By: /s/ DON R. MADISON Don R. Madison Vice President Chief Financial Officer (Principal Accounting and Financial Officer)